                                                                  Exhibit (J)(2)



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Financial Statements" and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 21 to Registration Statement (Form N-1A, No. 33-78264) of Excelsior Institutional Trust of our report dated May 24, 2000 on the financial statements and financial highlights included in the 2000 Annual Report to Shareholders.



                             /s/ Ernst & Young LLP
                             --------------------
                             Ernst & Young LLP





Boston, Massachusetts
July 24, 2000